                                                                Exhibit 10.11.1

                    ADDENDUM NO. 1 TO COLLABORATION AGREEMENT

     This Addendum No. 1 to Collaboration Agreement ("Addendum"), is made as of this ____ day of January, 2001, by and between Versicor Inc., a Delaware corporation having a principal place of business at 34790 Ardentech Court, Fremont, California 94555 ("Versicor") and Biosearch Italia, S.P.A., an Italian corporation having its principal place of business at via R.Lepetit 34, 21040 Gerenzano (Varese) ("Biosearch").

RECITALS

      WHEREAS, Versicor and Biosearch have entered into a Collaboration Agreement dated February 12, 1998 ("BIOCOR") in order to conduct a collaborative research program to optimize and develop Biosearch lead compounds as therapeutic materials;

      WHEREAS Versicor and Biosearch now wish to collaborate through BIOCOR in the identification, development, optimization and evaluation of lead compounds (and molecular scaffolds derived therefrom) identified or developed by Biosearch using Versicor protein targets;

      NOW, THEREFORE, in consideration of the covenants and undertakings herein contained, Versicor and Biosearch hereby agree to supplement BIOCOR as follows:

SECTION 1. DEFINITIONS

1.1 Capitalized terms shall have the meanings set forth in BIOCOR, with the additions set forth below.

1.2 "Biosearch HTS Programs" means high throughput screening programs implemented by Biosearch to identify hits.

1.3   "Consortium" means the Consorzio Roberto Lepetit.

1.4 "Joint Lead Compounds" means those lead compounds (and molecular scaffolds derived therefrom) identified or developed by Biosearch using Versicor Assays.

1.5 "Joint Optimized Compounds" means any Joint Lead Compounds selected by the JMC as a candidate for Animal Studies (as defined in BIOCOR, but with respect to Joint Lead Compounds as opposed to Biosearch Lead Compounds), and possibly additional preclinical and clinical studies.

1.6   "Versicor Assays" means protein targets supplied by Versicor to Biosearch.

SECTION 2. RESPONSIBILITIES OF THE PARTIES

2.1 COLLABORATION. Under the terms set forth herein, Versicor and Biosearch agree to collaborate in the identification, development, optimization and evaluation of Joint Lead Compounds and Joint Optimized Compounds. Such collaboration will be conducted pursuant to


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a Compound Development Plan, an initial outline of which is attached to BIOCOR as SCHEDULE 2.1, except as that plan may be supplemented or modified herein or by further agreement of the Parties. Each of the Parties will be responsible for the conduct of those portions of the Compound Development Plan allocated to it and each Party shall be responsible for all costs associated with its activities under the Compound Development Plan, unless otherwise specified in this Addendum. In addition, in carrying out the Compound Development Plan and their other responsibilities hereunder, as appropriate, Versicor and Biosearch shall furnish to one another and to the JLDC written reports concerning each Party's respective data and describe progress under the Compound Development Plan and Sections 2.2 and 2.3 hereof.

2.2 BIOSEARCH HTS PROGRAMS. Biosearch will, in its sole discretion, introduce Versicor Assays into Biosearch HTS Programs. Biosearch will identify and confirm hit(s), and shall submit confirmed hit(s) to the JLDC for review and determination of whether or not to develop a hit toward a Joint Lead Compound. As to any confirmed hit selected for further development toward a Joint Lead Compound, Biosearch shall perform such further development as the JLDC may direct (including activities within the scope of Section 2.2(a) of BIOCOR). The Parties shall share equally the costs associated with such further development. The JLDC may determine during or at the end of development of a confirmed hit to designate such developed hit a Joint Lead Compound. In the event that the JLDC determines that a Joint Lead Compound would benefit from lead optimization, then Versicor shall perform the activities specified in Section 2.2(b) of BIOCOR with respect to such Joint Lead Compound, provided that Biosearch has conducted at least the activities specified in Section 2.2(a) of BIOCOR with respect to such Joint Lead Compound. In the event that (1) the JLDC determines that a certain Joint Lead Compound would not benefit from lead optimization and (2) all of the JLDC representatives of one Party voted that such Joint Lead Compound would benefit from lead optimization, then such Party may, at its own expense, conduct such lead optimization.

2.3 ANIMAL STUDIES. After approval by the JMC of a Joint Lead Compound as a Joint Optimized Compound, Biosearch shall conduct Animal Studies (as defined in BIOCOR, but with respect to Joint Lead Compounds as opposed to Biosearch Lead Compounds) of such Joint Optimized Compound.

2.4 RIGHTS JOINTLY HELD BY PARTIES. All rights in Joint Lead Compounds and Joint Optimized Compounds shall be held jointly by the Parties. Unless agreed between the Parties, neither Party may transfer, license, sell or otherwise provide such compounds to any Third Party for any use or may use such compounds for any use not agreed to by the Parties hereunder.

2.5 CONSORTIUM. Versicor shall commit the project "Development of new antibacterial agents from natural scaffolds, by combichem and medicinal chemistry approaches" to Biosearch and shall fund that project through the Consortium to the extent set forth in ATTACHMENT 1 hereto.

2.6 PAYMENTS. All payments made pursuant to this Addendum shall be in Euros. In addition, the payments to Biosearch provided in Section 2.5 of BIOCOR shall not apply to matters covered by this Addendum.


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2.7   APPLICATION OF CERTAIN BIOCOR PROVISIONS. The provisions of Articles 3 through 14 of BIOCOR shall apply, as appropriate, to Joint Lead Compounds and Joint Optimized Compounds as well as to Biosearch Compounds and Optimized Compounds.

2.8 AUDIT PROVISION. Versicor, or its designee, shall have the right, during regular business hours and upon reasonable notice, to audit Biosearch's records relating to (1) those costs, described in Section 2.2 herein, which are incurred by Biosearch and for which Versicor has shared responsibility under this Addendum (2) Biosearch's expenditures within the scope of the funding described in Section 2.5 hereto.

      IN WITNESS WHEREOF, Versicor and Biosearch have executed this Agreement to be effective on the date first above written.

AGREED:

VERSICOR:

/s/ George F. Horner III
-------------------------------------------------
Signature

George F. Horner III
-------------------------------------------------
Name

CEO & President
-------------------------------------------------
Title

34790 Ardentech Court
Fremont, California 94555
-------------------------------------------------
Address


BIOSEARCH:

/s/ Claudio Quarta
-------------------------------------------------
Signature

Dr. Claudio Quarta
-------------------------------------------------
Name

CEO
-------------------------------------------------
Title

Biosearch Italia S.p.A.
Via R.lepetit n.34 - 21040 Gerenzano (VA) - Italy
-------------------------------------------------
Address


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                                  ATTACHMENT 1

PROVISIONAL COSTS (IN THOUSAND OF EURO)

               Years                       1        2        3         TOTAL

         2 senior chemists                130      130      130         390

         4 younger chemists               186      186      186         558

         BI bench fees (1)                123      123      123         369

         BI other services (2)             28       56       81         165

         BI consultancy (3)                45       32       16          93

         Consortium (4)                    43       43       43         129

         Total                            555      570    5,790       1,704

Costs do not include: overseas travel and accommodation expenses, eventual purchase of dedicated instrumentation and non-standard analyses/activities.



(1):  laboratory use, consumables, canteen and general services

(2):  Analytical, Medical Microbiology, etc.

(3):  about 10-20% of time of 2 BI employees

(4):  about 7% of research costs plus the entry fee




                                      A-1